Exhibit 99.1

Stitch Fix Announces First Quarter of Fiscal 2026 Financial Results

SAN FRANCISCO, December 4, 2025 (BUSINESSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the leading online personal styling service, today announced its financial results for the first quarter of fiscal 2026 ended November 1, 2025.
“Q1 was a strong start to the fiscal year—we accelerated year-over-year revenue growth to 7.3% and captured considerable market share gains,” said Matt Baer, CEO, Stitch Fix. “As a result of the successful execution of our transformation strategy, we are increasingly becoming the retailer of choice for more of our clients' apparel and accessories needs. We are doing this by leveraging the latest in GenAI technology, the expertise of our human Stylists, and our assortment of leading brands to deliver the most client-centric and personalized shopping experience.”
First Quarter of Fiscal 2026 Key Metrics and Financial Highlights
•Net revenue of $342.1 million, an increase of 7.3% year-over-year.
•Active clients of 2.307 million, a decrease of 0.1% quarter-over-quarter; and a decrease of 5.2% year-over-year.
•Net revenue per active client of $559, an increase of 5.3% year-over-year.
•Gross profit of $149.3 million, an increase of 3.1% year-over-year and gross margin of 43.6%, a decrease of 180 basis points year-over-year.
•Net loss of $6.4 million and net loss margin of 1.9%; diluted loss per share of $0.05.
•Adjusted EBITDA of $13.4 million and Adjusted EBITDA margin of 3.9%.
•Net cash provided by operating activities of $10.9 million and free cash flow of $5.6 million.
•Cash, cash equivalents, and investments of $244.2 million; and no debt.
Financial Outlook
Stitch Fix’s financial outlook for the second quarter of fiscal 2026, ending January 31, 2026, is as follows:

Q2 2026
Net Revenue	$335 million - $340 million	7.3% - 8.9%YoY
Adjusted EBITDA	$10 million - $13 million	3.0% - 3.8% margin
The Company’s fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal years 2025 and 2026 are 52-week years.
Stitch Fix’s updated financial outlook for fiscal year 2026 is as follows:

Fiscal Year 2026
Net Revenue	$1.32 billion - $1.35 billion	4.2% - 6.5% YoY
Adjusted EBITDA	$38 million - $48 million	2.9% - 3.6% margin

The Company expects full fiscal year 2026 gross margin to be between 43% and 44%. It expects full fiscal year 2026 advertising expense as a percentage of revenue to be between 9% and 10%. It also expects to be free cash flow positive for the full year.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) or free cash flow outlook to net cash flows used in operating activities from continuing operations because it does not provide an outlook for GAAP net income (loss) or net cash flows used in operating activities from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs, net other income (expense), provision for income taxes, stock-based compensation expense, or net cash flows used in operating activities from continuing operations, which are reconciling items between the non-GAAP financial measure and the corresponding GAAP measure. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlooks to the corresponding GAAP measures are not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) and free cash flow. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

Discontinued Operations
During the first quarter of fiscal 2024, Stitch Fix ceased operations of its UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, its unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures relate to its continuing operations.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://registrations.events/direct/Q4I4411791259465105408
Upon registration, telephone participants will receive the dial-in number along with a unique passcode that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release and the related conference call and webcast, contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the second quarter and full fiscal year of 2026; our ability to achieve full-year revenue growth in fiscal 2026; the impact of our transformation strategy and the continuation of certain positive trends in our financial results and metrics; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, predictable and profitable growth and positive free cash flow; our expectations for a quarter of sequential active client growth in Q3 of fiscal 2026; that the changes we have made to our client experience will help us acquire, retain, and reactivate highly engaged clients over time and better serve our clients; that our expanded and more flexible Fix options, including larger Fixes, themed Fixes, or family accounts, will become an important driver of long-term engagement; that our expansion into non-apparel categories will unlock significant market opportunity and grow wallet share; our expectations regarding incremental revenue opportunities from category expansion, including specific market opportunity estimates; our plans for investments in innovation and the client experience and our expectations that they will strengthen our competitive advantage; our expectations that AI initiatives will drive client engagement and retention over time; our expectations with respect to the impact of tariffs on client prices or margins; our assessment of how tariffs and the macroeconomic environment may impact our future performance; that we will continue to build a stronger operational foundation that will enable us to scale and move toward further growth; our ability to capture increased market share; and our expectations regarding future costs and metrics, including transportation costs, gross margin, average order value, inventory levels, compensation mix, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; changing consumer behavior; the effect of changes in and uncertainty regarding tariffs or trade policies and our ability to mitigate tariff-related risks; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, Stylists, operations, marketing initiatives, and other key strategic areas, including the implementation of our transformation strategy; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 2, 2025. These documents are available on the SEC Filings section of the investor relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	November 1, 2025	August 2, 2025
Assets
Current assets:
Cash and cash equivalents	$114,494	$113,952
Short-term investments	129,666	120,901
Inventory, net	141,503	118,370
Prepaid expenses and other current assets	49,688	20,649
Total current assets	435,351	373,872
Long-term investments	—	7,894
Property and equipment, net	43,063	43,199
Operating lease right-of-use assets	48,125	51,201
Other long-term assets	4,199	4,456
Total assets	$530,738	$480,622
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$119,915	$89,243
Operating lease liabilities	22,547	22,752
Accrued liabilities	101,236	76,348
Gift card liability	5,927	6,238
Deferred revenue	8,372	8,616
Other current liabilities	3,599	3,030
Total current liabilities	261,596	206,227
Operating lease liabilities, net of current portion	64,403	70,759
Other long-term liabilities	658	658
Total liabilities	326,657	277,644
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	736,800	729,444
Accumulated other comprehensive income (loss)	(325)	(434)
Accumulated deficit	(502,354)	(495,992)
Treasury stock, at cost	(30,042)	(30,042)
Total stockholders’ equity	204,081	202,978
Total liabilities and stockholders’ equity	$530,738	$480,622

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended
(In thousands, except share and per share amounts)	November 1, 2025	November 2, 2024
Revenue, net	$342,127	$318,818
Cost of goods sold	192,803	174,013
Gross profit	149,324	144,805
Gross margin	43.6%	45.4%
Selling, general, and administrative expenses	157,899	153,771
Operating loss	(8,575)	(8,966)
Interest income	2,356	2,932
Other expense, net	(85)	(72)
Loss before income taxes	(6,304)	(6,106)
Provision for income taxes	58	157
Net loss from continuing operations	(6,362)	(6,263)
Net income from discontinued operations, net of income taxes	—	7
Net loss	(6,362)	(6,256)
Other comprehensive income (loss):
Change in unrealized gains and losses on available-for-sale securities, net of tax	109	40
Total other comprehensive income (loss), net of tax	109	40
Comprehensive loss	$(6,253)	$(6,216)
Loss per share from continuing operations attributable to common stockholders:
Basic	$(0.05)	$(0.05)
Diluted	$(0.05)	$(0.05)
Earnings per share from discontinued operations attributable to common stockholders:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00
Loss per share attributable to common stockholders:
Basic	$(0.05)	$(0.05)
Diluted	$(0.05)	$(0.05)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	133,345,590	125,972,658
Diluted	133,345,590	125,972,658

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

	For the Three Months Ended
(In thousands)	November 1, 2025	November 2, 2024
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(6,362)	$(6,263)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	2,308	4,970
Stock-based compensation expense	11,496	12,650
Depreciation, amortization, and accretion	5,994	6,859
Other	2,288	34
Change in operating assets and liabilities:
Inventory	(25,441)	(26,212)
Prepaid expenses and other assets	883	1,771
Operating lease right-of-use assets and liabilities	(3,485)	(2,874)
Accounts payable	30,377	27,223
Accrued liabilities	(7,159)	(3,507)
Deferred revenue	(244)	39
Gift card liability	(311)	(453)
Other liabilities	569	31
Net cash provided by operating activities from continuing operations	10,913	14,268
Cash Flows from Investing Activities from Continuing Operations
Purchases of property and equipment	(5,339)	(4,323)
Purchases of securities available-for-sale	(9,410)	(46,074)
Sales of securities available-for-sale	1,500	2,468
Maturities of securities available-for-sale	7,500	12,200
Net cash used in investing activities from continuing operations	(5,749)	(35,729)
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	248	—
Payments for tax withholdings related to vesting of restricted stock units	(4,870)	(3,785)
Net cash used in financing activities from continuing operations	(4,622)	(3,785)
Net decrease in cash and cash equivalents from continuing operations	542	(25,246)
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	—	(463)
Net decrease in cash and cash equivalents from discontinued operations	—	(463)
Net decrease in cash and cash equivalents	542	(25,709)
Cash and cash equivalents at beginning of period	113,952	162,862
Cash and cash equivalents at end of period	$114,494	$137,153
Supplemental Disclosure
Cash paid for income taxes	$33	$521
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,370	$43
Capitalized stock-based compensation	$482	$824

Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of its financial information with additional useful information in evaluating the Company’s performance. The Company believes that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) and Adjusted EBITDA margin, which is defined as Adjusted EBITDA divided by net revenue for the period, are frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. The Company believes free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations the Company has available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of these non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and other (income) expense, net as these items are not components of the core business;
•Adjusted EBITDA does not reflect provision for income taxes, which may increase or decrease cash available;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how the Company attracts and retains employees and a significant recurring expense in its business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. The Company believes exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•Adjusted EBITDA excludes non-ordinary course legal fees for specific proceedings that the Company has determined arise outside of the ordinary course of business and are nonrecurring, infrequent, or unusual; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect future contractual commitments.

Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, restructuring and other one-time costs, and non-ordinary course legal fees related to our continuing operations. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue for the period. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA, and net loss margin, the most comparable GAAP financial measure, to Adjusted EBITDA margin, for each of the periods presented:

	For the Three Months Ended
(in thousands)	November 1, 2025	November 2, 2024
Net loss from continuing operations	$(6,362)	$(6,263)
Add (deduct):
Interest income	(2,356)	(2,932)
Other expense, net	85	72
Provision (benefit) for income taxes	58	157
Depreciation and amortization	6,285	7,385
Stock-based compensation expense	11,496	12,650
Restructuring and other one-time costs (1)	—	2,425
Non-ordinary course legal fees (2)	4,223	—
Adjusted EBITDA	$13,429	$13,494

Revenue, net	$342,127	$318,818
Net loss margin	(1.9)%	(2.0)%
Adjusted EBITDA margin	3.9%	4.2%
(1) For the three months ended November 2, 2024, restructuring charges were $1.0 million, primarily in severance and employee-related benefits and other restructuring costs; and other one-time costs were $1.4 million in one-time bonuses for certain continuing employees.
(2) Non-ordinary course legal fees for the three months ended November 1, 2025, include costs related to a specific class action lawsuit.

Free Cash Flow
We define Free Cash Flow as cash flows provided by operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows used in operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended
(in thousands)	November 1, 2025	November 2, 2024
Free Cash Flow reconciliation:
Net cash provided by operating activities from continuing operations	$10,913	$14,268
Deduct:
Purchases of property and equipment	(5,339)	(4,323)
Free Cash Flow	$5,574	$9,945
Net cash used in investing activities from continuing operations	$(5,749)	$(35,729)
Net cash used in financing activities from continuing operations	$(4,622)	$(3,785)

Operating Metrics

	November 1, 2025	August 2, 2025	May 3, 2025	February 1, 2025	November 2, 2024
Active clients (in thousands)	2,307	2,309	2,353	2,371	2,434
Net revenue per active client	$559	$549	$542	$537	$531
Active Clients
We believe that the number of active clients is a key indicator of the overall health of our business. We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. Clients check out a Fix when they indicate what items they are keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household. A single person could have multiple accounts and count as multiple active clients.

Net Revenue per Active Client
We believe that net revenue per active client is an indicator of client engagement and satisfaction. We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com